Exhibit 10.24

SECURITY AGREEMENT

All Assets

This SECURITY AGREEMENT (the “Agreement”), dated as of May 12, 2017 is executed by and between Andersen Tax LLC (“Borrower”) and First Republic Bank (“Lender”).

Lender and Borrower entered into that certain Amended and Restated Loan Agreement dated February 25, 2014 pursuant to which Lender provided credit to, or for the benefit of, Borrower (the “Prior Loan Agreement”). In connection with the Prior Loan Agreement, Borrower and Lender entered into a Security Agreement of even date to secure Borrower’s obligations thereunder (the “Prior Security Agreement”).

Lender is now, inter alia, renewing and increasing the line of credit to Borrower and making a new term loan to Borrower, and in connection therewith Borrower and Lender are entering into a Second Amended and Restated Loan Agreement of even date with this Agreement (the “Loan Agreement”).

Although the parties believe that the security interests granted by Borrower to Lender under the Prior Security Agreement will secure Borrower’s obligations under the Loan Agreement, Borrower is executing this Agreement in favor of Lender to confirm that Lender’s security interest secures the obligations under the Loan Agreement and as otherwise set forth herein.

THEREFORE, for valuable consideration, the receipt and adequacy of which are acknowledged, Borrower and Lender agree as follows:

1. Definitions. For purposes of this Agreement, capitalized terms not otherwise defined in this Agreement shall have the meanings provided below or in the Commercial Code or in the Loan Agreement.

1.1 Agreement - means this Security Agreement, any concurrent or subsequent rider to this Security Agreement and any extensions, supplements, amendments or modifications to this Security Agreement and/or to any such rider.

1.2 Bankruptcy Code - means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto.

1.3 Business Day - means any day other than a day on which commercial banks are authorized or required by law to close in the State of New York.

1.4 Commercial Code - means the Uniform Commercial Code, as now enacted or hereafter amended, applicable in the State of New York.

1.5 Borrower’s Books - means all of Borrower’s books and records including, but not limited to: minute books; ledgers, and records indicating, summarizing or evidencing Borrower’s assets, liabilities, the Collateral, the Secured Obligations, the Limited Client Information and all information relating thereto; records indicating, summarizing or evidencing Borrower’s business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information; provided, that all of the foregoing shall constitute Confidential Information (as defined in the Loan Agreement).

1.6 Confidential Information - has the meaning set forth in the Loan Agreement.

1.7 ERISA - means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

1.8 Event of Default - has the meaning set forth in the Loan Agreement.

1.9 Exhibit - means any Exhibit attached hereto and incorporated herein.

1.10 GAAP - means generally accepted accounting principles in the United States of America, as in effect from time to time.

Loan Nos.:    and

Obligor No.:

1.11 Governmental Authorities - means: (i) the United States; (ii) the state, county, city or other political subdivision in which any of the Collateral is located; (iii) all other governmental or quasi-governmental authorities, boards, bureaus, agencies, commissions, departments, administrative tribunals, instrumentalities and authorities; and (iv) all judicial authorities and public utilities having or exercising jurisdiction over Borrower, the Guarantor or the Collateral. The term “Governmental Authority” means any one of the Governmental Authorities.

1.12 Governmental Permits - means all permits, approvals, licenses and authorizations now or hereafter issued by any Governmental Authorities for or in connection with the conduct of Borrower’s business or the ownership or use by Borrower of the Collateral, its other assets or its properties.

1.13 Governmental Requirements - means all existing and future laws, ordinances, rules, regulations, orders or requirements of all Governmental Authorities applicable to Borrower, any Guarantor, the Collateral or any of Borrower’s or any Guarantor’s other assets or properties.

1.14 Guarantor - means, collectively, the Person or Persons, if any, now or hereafter guaranteeing payment of the credit or payment or performance of the Secured Obligations (or pledging collateral therefor).

1.15 Guaranty - means every guaranty agreement of any kind (including third-party pledge agreements) now or hereafter executed by any Guarantor, and all extensions, renewals, modifications and replacement thereof.

1.16 Indebtedness - has the meaning set forth in the Loan Agreement.

1.17 Insolvency Proceeding - means any proceeding commenced by or against any Person, including Borrower, under any provision of the Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions with some or all creditors.

1.18 Judicial Officer or Assignee - means any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other Person having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, or assignee for the benefit of creditors.

1.19 Lender Expenses - means all costs and expenses incurred by Lender in connection with: (i) this Agreement or other Loan Documents; (ii) the transactions contemplated hereby or thereby; (iii) the enforcement of any rights hereunder or thereunder; (iv) the recordation or filing of any documents; (v) Lender’s Attorneys’ Fees; (vi) the creation, perfection or enforcement of the lien on any item of Collateral; and (vii) any expenses incurred in any proceedings in the Bankruptcy Courts in connection with any of the foregoing.

1.20 Loan Documents - means this Agreement, the Loan Agreement and all other documents now or hereafter executed by Borrower, Guarantors or any other Person and delivered to Lender at Lender’s request in connection with the credit extended to Borrower by the Lender and all extensions, renewals, modifications or replacements thereof and any Note executed in connection therewith.

1.21 Managing Directors - has the meaning set forth in the Loan Agreement and also includes any current or future Managing Director of Borrower or any member of Guarantor.

1.22 Note - has the meaning set forth in the Loan Agreement.

1.23 Permitted Liens - means any and all of the following: (i) liens created under the Loan Documents; (ii) liens existing on the date hereof which are set forth on Exhibit B hereto; (iii) liens on equipment or other fixed assets created pursuant to Indebtedness permitted under clause (iii) of the paragraph of Section 6 of Exhibit C to the Loan Agreement regarding “No Additional Indebtedness”; (iv) liens for taxes, fees, assessments or other governmental charges or levies, or other non-consensual statutory liens, either not delinquent or being contested in good faith by appropriate proceedings; (v) any attachment or judgment lien which does not constitute an Event of Default; (vi) liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of offset and similar remedies in favor of financial institutions; (vii) liens arising from UCC financing statements relating solely to any true lease but only if the related financing statement constitutes a notice filing and not a filing intended to perfect a security interest in Borrower’s assets; (viii) easements, rights of way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing any Indebtedness and not materially interfering with the conduct of Borrower’s business; (ix) liens of carriers, warehousemen, materialmen and mechanics and other similar liens arising in the ordinary course of business which are not delinquent or which are being contested in good faith by appropriate proceedings; (x) liens arising by law in favor of landlords under leases and subleases, (xi) liens (other than liens under ERISA) incurred in the ordinary course of business in connection with workers’ compensation claims, unemployment insurance and social security benefits and liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice (exclusive of obligations in respect of the payment of borrowed money), provided that the aggregate amount of all cash and the fair market value of all other property subject to all liens permitted by this clause (xi) shall not at any time exceed $500,000; and (xii) any other liens and encumbrances agreed to in writing by Lender.

1.24 Person - means any natural person or any entity, including any corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or trustee, or Governmental Authority.

1.25 Secured Obligations - means all debts, obligations and liabilities of Borrower to Lender under or in connection with this Agreement, the Loan Agreement, any Note, and any of the other Loan Documents, regardless whether such Secured Obligations are currently existing, or hereafter created or arising, whether liquidated or unliquidated, including Attorneys’ Fees. Notwithstanding anything to the contrary contained in the Loan Documents, the term “Secured Obligations” shall not include any debts that are or may hereafter constitute “consumer credit” which is subject to the disclosure requirements of the federal Truth-In Lending Act (15 U.S.C. Section 1601, et seq.) or any similar state law in effect from time to time, unless Lender and Borrower shall otherwise agree in a separate written agreement.

1.26 Other Defined Terms. Each of the following terms has the meaning set forth in the section set forth opposite such term:

Defined Term	Section

Agreement	Preamble
Attorneys’ Fees	11.5
Borrower	Preamble
Collateral	Exhibit A
Contractual Items	Exhibit A
Lender	Preamble
Limited Client Information	5.14
Loan Agreement	Recitals
Services	5.1(b)

2. Security Interest. Borrower hereby grants to Lender a continuing valid, first priority security interest in all present and future Collateral, defined in Exhibit A, now owned or hereafter acquired to secure payment and performance of the Secured Obligations. Borrower hereby ratifies the grant of the security interest by it to Lender under the Prior Security Agreement, which is not being terminated by this Agreement.

3. Security Documents. Lender may file all financing statements and confirmation statements and other documents as necessary to perfect and maintain perfected Lender’s security interest. Borrower shall execute and deliver to Lender all documents which Lender may reasonably request: (i) to perfect, and maintain perfected, Lender’s security interests in the Collateral or, (ii) to maintain or recognize the priority and enforceability of the Lender’s lien on the Collateral, and (iii) to implement the terms of this Agreement. If requested by Lender, Borrower will have such documents executed by relevant third parties and delivered to Lender.

4. Representations and Warranties. Until the Secured Obligations are satisfied in full, Borrower makes the following representations and warranties:

4.1 Borrower. Borrower’s full and correct name and chief executive office, as of the date hereof, are as indicated in Exhibit B. Subsequent to the date hereof, Borrower’s full and correct name and chief executive office shall be as set forth on Exhibit B or as changed pursuant to Section 3.15 of the Loan Agreement. Borrower: (i) is duly organized, validly existing and in good standing under the laws of the state specified in Exhibit B; (ii) is qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires qualification as a foreign entity and in which the failure to be so qualified would have a material adverse effect on Borrower’s business; and (iii) conducts business under the trade name(s), if any, specified in Exhibit B, and no other trade name(s) except for tradenames to be used hereafter of which Borrower gives Lender prior notice of its intent to use.

4.2 Title to Assets. Borrower has and at all times will have: (i) legal and equitable title to the Collateral, free of all liens, security interests or any other interests, except Permitted Liens; and (ii) the right to grant the security interest in the Collateral.

4.3 No Offsets or Defenses. Each account, right to payment, instrument, document, chattel paper and other item of Collateral is (or will be when arising or issued) the valid and legally enforceable obligation, subject to no defense or set off (other than those arising in the ordinary course of business) of the obligor named therein.

4.4 Continuing and Cumulative Warranties. The warranties and representations set forth in this Section shall be true and correct in all material respects at the time of execution of this Agreement and shall constitute continuing representations and warranties as long as any of the Secured Obligations remain unpaid or unperformed. The warranties and representations shall be cumulative and in addition to any other written warranties and representations which Borrower shall give to Lender, now or hereafter.

5. Covenants. Borrower agrees, until the Secured Obligations are satisfied in full:

5.1 Transfer or Release of Assets. Borrower shall not transfer or sell to any other Person any Collateral except in the ordinary course of business and except for: (i) the transfer of obsolete or non-serviceable goods; (ii) capital contributions to or the acquisition of an equity interest in any wholly-owned subsidiary provided that such subsidiary remains a wholly-owned subsidiary and the security interest of Lender in any assets so contributed shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such contribution) and all actions required to maintain such perfected status have been taken; (iii) the transfer, sale or conveyance of all or any part of the business, property or assets of Borrower or any wholly-owned subsidiary among Borrower or its wholly-owned subsidiaries so long as the security interest of Lender in the business, properties or assets so transferred, sold or conveyed shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer) and all actions required to maintain such perfected status have been taken; and (iv) the merger, consolidation, dissolution or liquidation of any subsidiary of Borrower into Borrower, as long as Borrower is the surviving or continuing entity and any security interest granted to the Lender in the assets of such subsidiary shall remain in full force and effect and be perfected (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution or liquidation) and all actions required to maintain such perfected status have been taken.

In addition, notwithstanding anything herein to the contrary, the following actions shall not be a breach of this Section 5.1: (i) loans or advances to affiliates of Borrower and to any Managing Directors or other officers or employees of Borrower permitted by the Loan Agreement; (ii) transfers of funds in connection with intercompany loans permitted by the Loan Agreement; (iii) cash distributions paid to Andersen Tax Holdings LLC (subject to the financial covenants in the Loan Agreement); (iv) compensation and other benefits (other than annual cash bonuses) to Managing Directors as are customary for similarly situated advisory firms as reasonably determined in good faith by the board of directors of Borrower; (v) transactions with any Guarantor on terms no less favorable to such Person than those that could have been obtained in a comparable transaction on an arm’s length basis from an unrelated Person; provided, however, that nothing in this paragraph shall limit the ability of Borrower or any Guarantor to provide tax return preparation and related services and estate planning services, in each case consistent with the types of services provided by such entity in the ordinary course of business (collectively, the “Services”) to Borrower or any Guarantor, or its employees, even if such Services are at prices and/or on terms less favorable to such Person providing such Services than those that would be obtained on an arm’s-length basis from an unaffiliated third party, provided that such services are on terms consistent with the prices and terms historically charged for such Services; (vi) the payment of annual cash bonuses to Managing Directors and other employees of Borrower or any Guarantor in each fiscal year of Borrower, provided that the aggregate amount of such bonuses shall be no greater than 35% of the net income before taxes, depreciation and amortization of Borrower and Guarantors for such period, as determined on a consolidated basis in accordance with GAAP for the previous fiscal year; (vii) any expenditures of Borrower which should be capitalized in accordance with GAAP, provided that, in any fiscal year, such capital expenditures shall not exceed $5,000,000 in the aggregate; and (viii) acquisitions by Borrower of the assets of, or equity interest in, any Person or any division or line of business of any Person, in each case engaged in a business similar to the business of Borrower, provided that: (A) immediately before and after giving effect to such acquisition, no Event of Default has occurred; (B) the aggregate purchase price, or portion thereof, paid by Borrower in respect of all such acquisitions consummated in any applicable year shall not have exceeded 5% of its net sales during the prior fiscal year; (C) any Indebtedness used in connection with such acquisition is within the limits of Additional Indebtedness in the Loan Agreement; (D) contemporaneously with the closing of such acquisition, Lender shall be granted a security interest in all assets (including any equity interests) acquired in connection therewith and the equity interests of each entity created for the purposes of or acquired as part of such acquisition; and (E) immediately after giving effect to such acquisition, Borrower shall have a net worth in an amount that is not less than its consolidated net worth immediately prior to such acquisition.

5.2 Lien Free. Borrower shall keep the Collateral free of all liens and interests, except Permitted Liens.

5.3 Fixtures. Borrower shall not permit any Collateral to be affixed to any real property without first assuring that Lender’s lien will be senior to any other interest then or thereafter held by any lienholder on, or owner of, the real property.

5.4 Maintenance of Collateral. Borrower shall not: (i) misuse or permit misuse of any Collateral in any material manner; or (ii) use or permit use of any Collateral for any unlawful purpose, or in any negligent manner or outside the ordinary course of Borrower’s business. Borrower shall keep all tangible Collateral in good order and repair, normal depreciation excepted.

5.5 Records. As regards any Collateral, Borrower shall: (i) maintain a standard and modern system of accounting in accordance with GAAP, or such other accounting principles as agreed to by Lender, consistently applied; and (ii) not modify or change its method of accounting. Borrower’s Books shall be accurate and complete in all material respects. On Lender’s request, Borrower shall give Lender full access to Borrower’s Books, which Borrower’s Books shall be deemed to be Confidential Information subject to Section 6.19 of the Loan Agreement which is incorporated herein by reference as if fully set forth herein.

5.6 Inspection. Borrower shall permit Lender and any of Lender’s representatives, on demand, during business hours, to have access to and to inspect the Collateral (wherever located) and to examine and copy Borrower’s Books pertaining to the Collateral. Borrower shall deliver to Lender such reports and information concerning the Collateral as Lender may reasonably request, which reports and information shall be deemed to be Confidential Information subject to Section 6.19 of the Loan Agreement which is incorporated herein by reference as if fully set forth herein.

5.7 Delivery. On Lender’s request (before or after an Event of Default), Borrower shall deliver to Lender any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by Borrower.

5.8 Taxes. Borrower shall pay all taxes relating to the Collateral when due except to the extent Borrower is contesting the same as permitted by the Loan Agreement.

5.9 Insurance. Borrower shall maintain reasonable insurance on all Collateral for all customary risks.

5.10 Compliance with Applicable Laws. Borrower shall comply with and keep in effect all material Governmental Permits relating to it and the Collateral. Borrower shall comply with and shall cause the Collateral to comply with: (i) all material Governmental Requirements; (ii) all requirements and orders of all judicial authorities which have jurisdiction over it or the Collateral; and (iii) all covenants, conditions, restrictions and other documents relating to Borrower or the Collateral with respect to which the failure to comply would have a material adverse effect on Borrower’s business or the Collateral, as applicable.

5.11 Notifications. Borrower shall promptly notify Lender of any material decline in value of, or loss of, or damage to, any Collateral.

5.12 Expenses. Borrower agrees to reimburse Lender for any and all Lender Expenses, and hereby authorizes and approves all advances and payments by Lender for items constituting Lender Expenses.

5.13 Existence. Borrower: (i) will maintain its existence in good standing under the law of the state of its organization, (ii) will maintain its qualification as a foreign entity in each jurisdiction in which the nature of its business requires such qualification and where failure to so qualify would have a material adverse effect on Borrower’s business, and (iii) except as permitted by other provisions of the Loan Documents, will not merge with any other entity without the consent of Lender.

5.14 Client Information. Notwithstanding anything to the contrary set forth above, upon Lender’s request after an Event of Default has occurred and is continuing, Borrower shall disclose to Lender the names, contact information, payment history and accounts receivable information of its clients, along with any other information Lender deems necessary to enforce rights in or foreclose on the Collateral (“Limited Client Information”), provided that all such Limited Client Information shall constitute Confidential Information (as defined in the Loan Agreement).

5.15 Further Assurances. Upon Lender’s request, Borrower, at Borrower’s expense, shall: (i) execute and deliver such further documents and notices satisfactory to Lender; (ii) take any action requested by Lender to carry out the intent of this Agreement and the other Loan Documents; and (iii) provide such reports and information available to Borrower concerning the business, financial condition and business of Borrower.

6. Events of Default. The occurrence of any one or more Events of Default under the Loan Agreement shall also be a default under this Agreement.

7. Lender’s Rights and Remedies; Waiver.

7.1 Remedies. If an Event of Default occurs and is not cured by Borrower or waived by Lender, Lender shall have all rights and remedies of a secured party under the Commercial Code and as otherwise provided at law or in equity. Lender shall provide such notices as are required under the Commercial Code. Lender may dispose of any item of Collateral in a manner permitted by the Commercial Code. All proceeds from the Collateral shall be applied or disbursed as permitted under the Commercial Code.

7.2 Waivers. Borrower waives all rights to require marshalling of assets or liens or all rights to require Lender to exercise any other right or power or to pursue any other remedy which Lender may have.

7.3 Judicial Action. If Lender, at its option, seeks to take possession of any or all of the Collateral by court process, Borrower irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose without regard to the adequacy of the security for the Secured Obligations and such receiver may, at Lender’s option, collect or dispose of all or part of the Collateral.

8. Liability for Deficiency. Borrower shall remain liable for any deficiency remaining on the Secured Obligations after disposition of all or any of the Collateral and Lender’s application of the proceeds thereof to the Secured Obligations.

9. Actions. Borrower authorizes Lender, without notice or demand and without affecting its liability hereunder, and without consent of Borrower, to: (i) take and hold additional security for the payment of the Secured Obligations with the consent of the party providing such security; and (ii) accept guarantors for the payment of the Secured Obligations.

10. Power of Aftorney. Borrower irrevocably appoints Lender, with full power of substitution, as its attorney-in-fact, coupled with an interest, with full power, in Lender’s own name or in the name of Borrower: (i) at any time to sign, record and file all documents referred to in this Agreement; and (ii) after an Event of Default: (a) to endorse any checks, notes and other instruments or documents evidencing the Collateral, or proceeds thereof; (b) to discharge claims, demands, liens, or taxes affecting any of the Collateral; (c) to settle, and give releases of, any insurance claim that relates to any of the Collateral, obtain payment of claim, and make all determinations with respect to any such policy of insurance, and endorse Borrower’s name on any proceeds of such policies of insurance; or (d) to instruct any Person having control of any books or records relating to the Collateral to give Lender full rights of access thereto. Lender shall have the right to exercise the power of attorney granted in this Section directly or to delegate all or part of such power. Lender shall not be obligated to act on behalf of Borrower as attorney-in-fact.

11. Miscellaneous.

11.1 Notices. Any notice, demand or request required hereunder shall be given in writing (at the addresses set forth in Exhibit B) by any of the following means: (i) personal service; (ii) telecopy; (iii) overnight courier; or (iv) registered or certified, first class U.S. mail, return receipt requested, or to such other addresses as Lender or Borrower may designate upon ten (10) days’ prior written notice to the other party hereto pursuant to this Section 11.1.

Any notice, demand or request sent pursuant to either subsection (i) or (ii), above, shall be deemed received upon such personal service or upon dispatch by electronic means. Any notice, demand or request sent pursuant to subsection (iii), above, shall be deemed received on the Business Day immediately following deposit with the overnight courier, and, if sent pursuant to subsection (iv), above, shall be deemed received forty-eight (48) hours following deposit into the U.S. mail.

11.2 Choice of Law. This Agreement shall be determined under, governed by and construed in accordance with New York law. The parties agree that all actions or proceedings arising in connection with this Agreement shall be litigated only in the state courts located in the City of New York, State of New York, or the federal courts located in the Southern District of New York. Borrower waives any right Borrower may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court-ordered relief.

11.3 Successors and Assigns; Assignment. This Agreement shall be binding and deemed effective when executed by Borrower and accepted and executed by Lender. This Agreement shall be binding on Lender’s and Borrower’s successors and assigns. Borrower agrees that it may not assign this Agreement without Lender’s prior written consent. Lender may assign, in whole or in part, all of its right, title and interest in and to this Agreement at any time without the consent of Borrower. In connection with any assignment, Lender may disclose all documents and information that Lender has or may hereafter have relating to Borrower, provided that any such assignee shall have agreed in writing to be bound by provisions substantially similar to those set forth in Section 6.19 of the Loan Agreement. No consent to an assignment by Lender shall release Borrower or any Guarantor from their obligations to Lender.

11.4 Severability; Waivers. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any provision. No waiver by Lender of any of its rights or remedies in connection with this Agreement shall be effective unless such waiver is in writing and signed by Lender. No act or omission by Lender to exercise a right as to any event shall be construed as continuing, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

11.5 Attorneys’ Fees. On demand, Borrower shall reimburse Lender for all costs and expenses including, without limitation, reasonable attorneys’ fees, costs and disbursements (and fees and disbursements of Lender’s in-house counsel) (collectively “Attorneys’ Fees”) actually expended or incurred by Lender in any way in connection with the amendment and/or enforcement of this Agreement and Lender’s rights hereunder and the Collateral whether or not suit is brought. Attorneys’ Fees shall include, without limitation, reasonable attorneys’ fees and costs incurred in any State, Federal or Bankruptcy Court, and in any Insolvency Proceeding of any kind in any way related to this Agreement, the Note, or any item of Collateral and/or Lender’s lien thereon.

11.6 Headings. Article and section headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

11.7 Integration; Amendment. No modification or amendment to this Agreement, or novation of the obligations under this Agreement, shall be effective unless in writing, executed by Lender and the other relevant parties. Except for currently existing obligations of Borrower to Lender, all prior agreements, understandings, representations, warranties, and negotiations between the parties, whether oral or written, if any, which relate to the substance of this Agreement, are merged into this Agreement. Borrower hereby waives the right to assert any agreement, promise, fact or any parol (oral) evidence which is contrary to the terms or representations specified in this Agreement.

11.8 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute but one and the same agreement. A signed copy of this Agreement transmitted by a party to another party via facsimile or an emailed “pdf” version shall be binding on the signatory thereto.

11.9 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, LENDER AND BORROWER HEREBY VOLUNTARILY, UNCONDITIONALLY AND IRREVOCABLY WAIVE TRIAL BY JURY IN ANY LITIGATION OR PROCEEDING IN A STATE OR FEDERAL COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR THE SECURED OBLIGATIONS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING WITHOUT LIMITATION, CLAIMS RELATING TO THE APPLICATION, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING (INCLUDING TORT AND CLAIMS FOR BREACH OF DUTY), BETWEEN LENDER AND BORROWER.

IN WITNESS WHEREOF, this Security Agreement has been duly executed by each of the parties as of the date stated at the top of the first page.

BORROWER:

ANDERSEN TAX LLC

By:	/s/ Mark L. Vorsatz
Name:	Mark L. Vorsatz
Title:	Chief Executive Officer

Accepted:

LENDER:

FIRST REPUBLIC BANK

By:	/s/ Alan Le Vine
Name:	ALAN LE VINE
Title:	VICE PRESIDENT

EXHIBIT A

TO

SECURITY AGREEMENT

ALL ASSETS

DESCRIPTION OF COLLATERAL

The Collateral (“Collateral”) consists of all of the right, title and interest of Borrower in and to the following assets whether currently existing or hereafter arising and wherever located: (a) Equipment; (b) Inventory; (c) fixtures located at Borrower’s business locations; (d) other Goods, Instruments and Documents; (e) Chattel Paper; (f) General Intangibles; (g) Accounts and all other obligations now or hereafter owing to Borrower; (h) all Deposit Accounts and certificates of deposit, Payment Intangibles, including those maintained with Lender; (i) Investment Property; (j) Letters of Credit Rights; (k) all Commercial Tort Claims and any other causes of action of Borrower against third parties arising in connection with Borrower’s business; (I) all Supporting Obligations; (m) all proceeds and products of the foregoing; and (n) all of Borrower’s Books relating to the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and Borrower shall not be deemed to have granted a security interest in, any license, contract, permit, government authorization, franchise or other similar item (collectively, the “Contractual Items”) to which Borrower is a party, or any of Borrower’s rights or interests thereunder, to the extent, but only to the extent that and only so long as (i) such a grant would under the terms of such Contractual Items and applicable law result in a breach of the terms of, or constitute a default under, such Contractual Items (other than to the extent that any such term would be rendered ineffective pursuant to the Commercial Code or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that the Collateral shall include and such security interest shall attach immediately at such time as the condition causing such breach or default shall be remedied or the consent to the granting of such security interest shall have been obtained and to the extent severable, shall attach immediately to any portion of such Contractual Item that does not result in the consequences specified in clause (i) immediately above; or (ii) such a grant with respect to property, contracts or rights in any jurisdiction is prohibited under applicable law, or requires the obtaining of a government authorization that has not been obtained after Borrower has used commercially reasonable efforts to obtain consent to permit such grant of a security interests; provided that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Secured Party’s unconditional continuing security interest in and to all rights, title and interests of Borrower in or to any payment obligations or other rights to receive monies due or to become due under any such Contractual Item or other property, contracts or rights and in any such monies and other proceeds thereof.

Unless otherwise defined herein, the terms used herein shall have the meaning provided in the Commercial Code.

EXHIBIT B

TO

SECURITY AGREEMENT

ALL ASSETS

This Exhibit B is an integral part of the Agreement between Lender and Borrower, and the following terms are incorporated in and made a part of the Agreement to which this Exhibit B is attached:

1.	Borrower: Borrower represents that its name, address and state of incorporation or formation are as follows:

	1.1	Name: Andersen Tax LLC

	1.2	Trade Names or DBAs (if any): N/A

	1.3	Type of Entity and State of Formation or Incorporation: limited liability company, Delaware.

	1.4	Address for Notices:

Andersen Tax LLC

100 First Street

Suite 1600

San Francisco, CA 94105

Attn: Chief Executive Officer

with a copy to:

Andersen Tax LLC

1177 Avenue of the Americas

18th Floor

New York, NY 10036

Attn: Controller

	1.5	Tax Identification Number:

2.	Lender’s Notice Address:	FIRST REPUBLIC BANK 111 Pine Street San Francisco, CA 94111 Attn: Commercial Loan Operations Fax: (415) 296-3563

3.	Liens Existing on the Date Hereof:

	1.	See Exhibit C of the Loan Agreement.

4.	Additional Covenants: N/A